Exhibit 10.1
                         EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into effective as of March 27, 1998 (the "Effective Date") by and between Ocean Energy, Inc., a Delaware corporation ("Company"), and John B. Brock ("Employee").

         WHEREAS, the Company employs Employee and desires to continue such employment relationship and Employee desires to continue such employment;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment by the Company, on the terms and conditions set forth in this Agreement.

         2. Term of Employment. Subject to the provisions for earlier termination provided in the Agreement, the term of this Agreement (the "Term") shall commence on the Effective Date and shall terminate on the third anniversary of the Effective Date; provided, however, commencing on the Effective Date and on each day thereafter, the Term shall automatically be extended one additional day unless the Board of Directors of the Company (the "Board") shall give written notice to Employee that the Term shall cease to be so extended as of a specified future date, in which event the Agreement shall terminate on the third anniversary of the specified future date. Notwithstanding any provision of this Agreement to the contrary, termination of this Agreement shall not alter or impair any rights or benefits of Employee (or Employee's estate or beneficiaries) that have arisen under this Agreement on or prior to such termination.

         3. Employee's Duties. During the Term, Employee shall assume and discharge the responsibilities of the Chairman of the Board, as well as such other responsibilities as may be assigned to him by the Board; provided that such duties are at all times consistent with the duties of such positions.

         Employee agrees to devote his full attention and time during normal business hours to the business and affairs of the Company and to use reasonable best efforts to perform faithfully and efficiently such duties and responsibilities. Notwithstanding the foregoing, during the Term, Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties and responsibilities hereunder: (i) serve on corporate, civic or charitable boards or committees,
(ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions, and (iii) manage his personal investments; provided, however, in no event shall the conduct of any of such activities by Employee be deemed to materially interfere with Employee's duties hereunder until Employee has been notified in writing thereof by the Board and given a reasonable period in which to cure such interference.

                  The Company agrees to use its reasonable best efforts to cause Employee to be elected or appointed, or re-elected or re-appointed, as a director of the Company at all times during the Term.

         4. Base Compensation. For services rendered by Employee under this Agreement the Company shall pay to Employee a base salary ("Base Compensation") of $475,000 per annum payable in accordance with the Company's customary payroll practice for its senior executive officers. The amount of Base Compensation shall be reviewed periodically by the Board and may be increased from time to time as the Board may deem appropriate. Base Compensation, as in effect at any time, may not be decreased.

         5. Annual Bonus. In addition to his Base Compensation, Employee shall be eligible to receive each year during the Term, a cash incentive payment in an amount equal to 200% of Employee's Base Compensation (the "Target Bonus"). The amount of the Target Bonus earned for any year shall be determined by the Compensation Committee of the Board based on Employee's individual performance and the performance by the Company.

         6. Other Benefits. Employee shall be entitled to participate in all incentive compensation plans and to receive all fringe benefits and perquisites offered by the Company to any of its senior executive officers, including, without limitation, participation in the various employee benefit plans or programs provided to the employees of the Company in general, subject to the regular eligibility requirements with respect to each of such benefit plans or programs, and such other benefits or prerequisites as may be approved by the Board during the Term, all on a basis at least as favorable to Employee as may be provided or offered to any other senior executive officer of the Company.

         7. Termination. This Agreement may be terminated prior to the end of its Term as set forth below.

                  (a) Resignation. Employee may resign his position at any time. In the event of such resignation, except in the case of resignation for Good Reason (as defined below), Employee shall not be entitled to further compensation pursuant to this Agreement.

                  (b) Death. If Employee's employment is terminated due to his death, this Agreement shall terminate and the Company shall have no obligations to his legal representatives with respect to this Agreement other than the payment of any compensation which had accrued hereunder at the date of Employee's death.

                  (c)      Discharge.

                           (i) The  Company may  terminate  this  Agreement  and
                  Employee's employment for any reason deemed sufficient by the Company upon notice as provided in Section 10. However, in the event that Employee's employment is terminated during the Term by the Company for any reason other than his Misconduct or Disability (as such terms are defined below), then, subject to
                  Section 7(h) below: (A) within five business days of the Date of Termination, the Company shall pay to Employee a lump sum amount in cash equal to three times the sum of (1) Employee's Base Compensation and (2) Employee's Target Bonus; (B) for the 36- month period after such Date of Termination the Company, at its sole expense, shall continue to provide or arrange to provide Employee (and Employee's dependents) with health insurance benefits no less favorable than the health plan benefits provided by the Company (or any successor) during such 36-month period to any senior executive officer of the Company; provided, further, to the extent the coverage or benefits received are taxable to Employee, the Company shall make Employee "whole" on a net after tax basis; and (C) on the Date of Termination all then outstanding Company stock-based awards of Employee, whether under this Agreement, a Company stock plan or otherwise, shall become immediately exercisable and payable in full, as the case may be, with any performance goals associated therewith being deemed to have been achieved at the maximum levels. Notwithstanding anything in this Agreement to the contrary, if any payment to Employee in respect of a Company stock-based award would give rise to a short-swing profit liability to Employee under Section 16(b) of the Securities Exchange Act of 1934, then both the payment and the entitlement to payment thereof shall automatically be deferred until the earliest date at which the payment of such benefit would not result in a short-swing profit liability to Employee.

                           (ii) Notwithstanding the foregoing provisions of this
                  Section 7, in the event Employee is terminated because of Misconduct, the Company shall have no obligations pursuant to this Agreement after the Date of Termination. As used herein, "Misconduct" means (a) the willful and continued failure by Employee to substantially perform his duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Employee for Good Reason), after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties, or (b) the willful engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes hereof, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company.

                  Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Misconduct unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose, finding that in the good faith opinion of the Board Employee was guilty of conduct set forth above and specifying the particulars thereof in detail.

         (d)      Disability.

                           (i) If  Employee  shall  have  been  absent  from the
                  full-time performance of Employee's duties with the Company for six consecutive months as a result of Employee's incapacity due to physical or mental illness, as determined by Employee's physician, and within 30 days after written Notice of Termination is given by the Company Employee shall not have returned to the full-time performance of Employee's duties, Employee's employment may be terminated by the Company for "Disability", provided Employee is entitled to and receiving benefits under an insured long term disability plan of the Company. Thereafter, Employee shall not be entitled to further compensation pursuant to this Agreement.

                           (ii) If Employee  fails during any period  during the
                  Term to perform Employee's full-time duties with the Company as a result of incapacity due to physical or mental illness, as determined by Employee's physician, Employee shall continue to receive his Base Compensation, less any amount payable to Employee under a Company disability plan, and all other compensation and benefits during such period until this Agreement is terminated.

                  (e) Resignation for Good Reason. Employee shall be entitled to terminate his employment for Good Reason as defined herein. If Employee terminates his employment for Good Reason, Employee shall be entitled to the compensation and benefits provided in Paragraph 7(c)(i) hereof. "Good Reason" shall mean (1) the breach of any of the Company's obligations under this Agreement without Employee's express written consent or (2) the occurrence of any of the following circumstances, as the case may be, without Employee's express written consent unless such breach or circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination pursuant to Subsection 7(f) given in respect thereof:

                           (i) the  assignment  by the Board to  Employee of any
                  duties that, in the good faith opinion of Employee, are inconsistent with Employee's positions with the Company, or an adverse alteration (as determined in good faith by Employee)
                  in the nature or status of Employee's office, title, responsibilities, including reporting responsibilities, or the conditions of Employee's employment from those in effect immediately prior to such alteration;

                           (ii) the failure by the Company to continue in effect
                  any compensation plan in which Employee participates that is material to Employee's total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable to Employee, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants;

                           (iii) the taking of any action by the  Company  which
                  would directly or indirectly materially reduce or deprive Employee of any material fringe benefit then enjoyed by Employee;

                           (iv) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 12 hereof;

                           (v) the relocation of the Company's principal executive offices outside the greater Houston, Texas metropolitan area, or the Company's requiring Employee to relocate anywhere other than the location of the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with Employee's past business travel obligations; or

                           (vi) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (f) hereof, which purported termination shall not be effective for purposes of this Agreement.

                  Employee's right to terminate employment pursuant to this subsection shall not be affected by Employee's incapacity due to physical or mental illness. In addition, Employee's continued employment following any event, act or omission, regardless of the length of such continued employment, shall not constitute Employee's consent to, or a waiver of Employee's rights with respect to, such event, act or omission constituting a Good Reason circumstance hereunder.

                  (f) Notice of Termination. Any purported termination of Employee's employment by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the reason for termination of Employee's employment, or in the case of resignation for Good Reason, said notice must specify in reasonable detail the basis for such resignation. No purported termination which is not effected pursuant to this Section 7(f) shall be effective.

                  (g) Date of Termination, Etc. "Date of Termination" shall mean the date specified in the Notice of Termination. Either party may, within 15 days after any Notice of Termination is given, provide notice to the other party pursuant to Section 10 hereof that a dispute exists concerning the termination. Notwithstanding the pendency of any such dispute, the Company will continue to pay Employee his full Base Compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Compensation) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 16 hereof, but in no event past the expiration date of this Agreement. Any payments and benefits provided during such period of dispute shall not reduce any other payments or benefits due Employee under this Agreement nor shall Employee be liable to repay the Company for such payments and benefits if it is finally determined the Employee is not entitled to payments under the other provisions of this Agreement following Employee's termination of employment.

                  (h) Mitigation. Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or benefit earned by Employee as a result of employment by another employer, self-employment earnings, by retirement benefits, by offset against any amount claimed to be owing by Employee to the Company, or otherwise, except that any cash severance amount payable to Employee pursuant to a Company maintained severance plan or policy for employees in general shall reduce the amount otherwise payable to Employee pursuant to Section 7(c)(i)(A).

                  (i) Gross-Up of Parachute Payments. If, during the Term, any payment, including without limitation any imputed income, made or benefit provided to or on behalf of Employee, including any accelerated vesting or any deferred compensation or other award, in connection with a "change in control" of the Company, whether or not made or provided pursuant to this Agreement, results in Employee being subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (or any successor or similar provision), the Company shall pay Employee an additional amount of cash (the "Additional Amount") such that the net amount of all payments and benefits received by Employee after paying all applicable taxes thereon, including on such Additional Amount, shall be equal to the net after-tax amount of payments and benefits that Employee would have received if section 4999 were not applicable.

         8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which Employee may qualify, nor shall anything herein limit or otherwise adversely affect such rights as Employee may have under any stock option or other agreements with the Company or any of its affiliated companies.

         9. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of the Company, provided that no such assignment or delegation shall relieve the Company of its duties and obligations hereunder nor affect the rights of Employee hereunder.

         10. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, sent by overnight courier or by facsimile with confirmation of receipt or on the third business day after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address and facsimile number, directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee's residence address and facsimile number on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

         11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         12.      Successors; Binding Agreement.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and assets of the Company ("Successor") or any corporation which becomes the ultimate parent corporation of the Company or any such Successor ("Ultimate Parent") to expressly assume and agree in writing satisfactory to the Employee to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such written agreement prior to the effectiveness of any such succession or creation of the parent corporation relationship shall be a breach of this Agreement and shall entitle Employee to compensation and benefits from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession (or creation of the parent corporation relationship) becomes effective shall be deemed the Date of Termination. As used in this Agreement, including, without limitation, in Section 3, the term "Company" shall include any Successor and Ultimate Parent which executes and delivers the Agreement as provided for in this Section 12 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         13. Indemnification. During the Term and for a period of six years thereafter, the Company shall cause Employee to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to Employee pursuant to this Section 8 shall be of a scope and on terms and conditions at least as favorable as the most favorable coverage provided to any other officer or director of the Company (or any successor).

                  In addition, to the maximum extent permitted under applicable law, during the Term and for a period of six years thereafter, the Company shall indemnify Employee against and hold Employee harmless from any costs, liabilities, losses and exposures for Employee's services as an employee, officer and director of the Company (or any successor).

         14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         16. Arbitration. Employee shall be permitted (but not required) to elect that any dispute or controversy arising under or in connection with this Agreement be settled by arbitration in the city in which Employee resides at such time in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. All legal fees and costs incurred by Employee in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be paid by the Company as bills for such services are presented by Employee to the Company.

         17. Prior Employment Agreement. This Agreement supersedes and replaces in full any existing employment agreement (written or oral) between the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement on March 27, 1998, effective for all purposes as provided above.

                                            OCEAN ENERGY, INC.

                                            By: /s/ Robert K. Reeves
                                                Robert K. Reeves
                                                Executive Vice President,
                                                  General Counsel
                                                  and Secretary

                                            EMPLOYEE

                                            /s/ John B. Brock
                                            John B. Brock